Exhibit 5.7

Writer’s Direct Dial: 602.230.5576
E-Mail: rbornhoft@quarles.com

March 15, 2005

AMC Entertainment Inc.
920 Main Street
Kansas City, Missouri  64105

RE:                          Registration Statement Relating to $250,000,000 Aggregate Principal Amount of 8.625% Senior Notes due 2012 and $205,000,000 Aggregate Principal Amount of Senior Floating Rate Notes due 2010

Ladies and Gentlemen:

In connection with the registration of $250,000,000 aggregate principal amount of 8.625% Senior Notes due 2012 (the “Fixed Rate Exchange Notes”) and $205,000,000 aggregate principal amount of Senior Floating Rate Notes due 2010 (the “Floating Rate Exchange Notes” and, together with the Fixed Rate Exchange Notes, the “Exchange Notes”) by AMC Entertainment Inc., a Delaware corporation (the “Company”), under the Securities Act of 1933, as amended (the “Act”), on Form S-4 filed with the Securities and Exchange Commission (the “Commission”) on January 28, 2005 (the “Registration Statement”), you have requested our opinion set forth below with respect to the guarantee of the Exchange Notes by AMC Card Processing Services, Inc., an Arizona corporation (“AMCPS”).  The Exchange Notes will be issued and guarantees were executed pursuant to two indentures, each dated as of August 18, 2004, each as supplemented by a First Supplemental Indenture, dated December 23, 2004 (the “Indentures”), by and among the Company, as successor by merger to Marquee Inc. (the “Issuer”), HSBC Bank USA, National Association, as trustee (the “Trustee”), and AMCPS and other guarantors.

In our capacity as your Arizona local counsel, we have examined the following documents:

(a)                                  the Indentures;

(b)                                 the following guarantees of AMCPS (collectively, the “Guarantees”):  Subsidiary Guarantee dated as of December 23, 2004 with respect to the Indenture for the Fixed Rate Exchange Notes, and Subsidiary Guarantee dated as of December 23, 2004 with respect to the Indenture for the Floating Rate Exchange Notes; and

(c)                                  the Registration Statement.

We have also reviewed the following documents relating to AMCPS:

(i)                                     Certificate of Good standing of AMCPS, dated December 21, 2004, issued by the Arizona Corporation Commission;

(ii)                                  Articles of Incorporation of AMCPS, filed with the Arizona Corporation Commission on October 27, 2004, bearing a certification dated as of December 21, 2004, from the Arizona Corporation Commission.

(iii)                               Bylaws of AMCPs, as adopted on October 27, 2004;

(iv)                              Statement of Unanimous Consent to Action Taken in Lieu of a Special Meeting of the Board of Directors of AMCPS, effective as of December 2, 2004; and

(v)                                 Secretary’s Certificate, of on or about even date herewith, from the secretary of AMCPS, certifying the accuracy of items (ii) through (iv) above and of the resolutions adopted by AMCPS in connection with the Indentures.

Subject to the assumptions, qualifications and limitations set forth herein, it is our opinion that the execution, delivery and performance by AMCPS of the Guarantees have been duly authorized by all requisite corporate action on the part of AMCPS.

In rendering the foregoing opinion, we have assumed, without inquiry:  (a) the genuineness of all signatures (including without limitation those of AMCPS), the authenticity of all documents submitted to us as originals, and the conformity to authentic original documents of all documents submitted to us as drafts or copies; (b) the legal capacity of all natural persons executing any documents; and (c) that all documents accurately describe and contain the mutual understanding of the parties, and that there are no oral or written statements or agreements that modify, amend, or vary, or purport to modify, amend or vary, any of the terms thereof.

This opinion is limited to the matters expressly stated herein and no other opinions are implied by, or are to be inferred from, this letter.  Without limiting the prior sentence, we express no opinion (i) with respect to the Exchange Notes or the Registration Statement, or (ii) as to the enforceability of any documents including the Guarantees.

The opinions herein are limited to the laws of the State of Arizona; we express no opinion with respect to any matters which may be governed by federal laws or the laws of any other state or jurisdiction.

The opinions expressed in this letter are based upon the law in effect on the date hereof, and we assume no obligation to revise or supplement this opinion should such law be changed by legislative action, judicial decision, or otherwise.

We consent to your filing this opinion as an exhibit to the Registration Statement and to the reference to our firm contained under the heading “Legal Matters” in the prospectus contained therein.

Very truly yours,

/s/ QUARLES & BRADY STREICH LANG LLP

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